                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

                                       OF

                         STORYFIRST COMMUNICATIONS, INC.

     STORYFIRST COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation"), hereby certifies as follows:

     FIRST: That at a meeting of the Board of Directors on June 3, 2004, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate
of Incorporation"), declaring such amendment to be advisable and approving the submission of such amendment to the stockholders of the Corporation for their consideration. The resolutions setting forth the proposed amendment are as follows:

     RESOLVED: That Article I of the Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

                  "ARTICLE I. Name. The name of the Corporation is CTC MEDIA,
                  INC."

     RESOLVED: That Article IV. Authorized Capital Stock, Section 1. Share
               Conversions and Splits, of the Certificate of Incorporation be
               and hereby is deleted in its entirety and the following is inserted in lieu thereof:

                  "ARTICLE IV. Authorized Capital Stock

                     Section 1. Authorized Capital Stock. The total number of
                     shares that the Corporation is authorized to issue is sixty million ninety thousand (60,090,000). The Corporation is
                     authorized to issue three classes of stock to be
                     designated, respectively, Common Stock, Class A Senior
                     Preferred Stock and Super Senior Preferred Stock. The total number of shares of Common Stock that the Corporation is
                     authorized to issue is sixty million (60,000,000). The
                     total number of shares of Class A Senior Preferred Stock
                     that the Corporation is authorized to issue is forty
                     thousand (40,000). The total number of shares of Super
                     Senior Preferred Stock that the Corporation is authorized
                     to issue is fifty thousand (50,000). Common Stock shall
                     have a par value of $0.01 per share; Class A Senior
                     Preferred Stock shall have a par value of $0.01 per share
                     and Super Senior Preferred Stock shall have a par value of
                     $0.01 per share. The rights, preferences, privileges and
                     restrictions relating to the Common Stock, the Class A
                     Senior Preferred Stock and the Super Senior Preferred Stock
                     are as follows in this Article IV."

     SECOND: That thereafter, pursuant to resolution of the Board of Directors, the stockholders of the Corporation, acting by written consent in lieu of a meeting, approved the amendment by the necessary number of shares of each class and series of stock of the Corporation.

     THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of such amendment.

     IN WITNESS WHEREOF, the corporation has caused this certificate of amendment to be signed by Alexander Rodnyansky, Chief Executive Officer, on
August 19, 2004.

                                        /s/ ALEXANDER RODNYANSKY
                                        ---------------------------------------
                                            Alexander Rodnyansky
                                            Chief Executive Officer